Exhibit 99.10

URS Corporation

000004

Computershare
Computershare Trust Company, N.A.
P.O. Box 43011
Providence Rhode Island 02940-3011
www.computershare.com/investor

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

TIME IS CRITICAL. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $0.01 per share, of URS Corporation ("URS") common stock that are validly tendered and not properly withdrawn

This Election Form and Letter of Transmittal may be used to make tender only with respect to certain shares of URS common stock you hold. You may receive additional Election Forms and/or Letters of Transmittal with respect to shares of URS common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). The deadline for submitting Election Forms is October 15, 2014 (the "Expiration") unless the deadline is extended or the Merger Agreement (as defined below) is terminated. Election forms must be RECEIVED by the Exchange Agent no later than 2:00 p.m. California time on the date of the Expiration.

Your URS Stock Certificates:

Locate the listed certificates.

Certificate Numbers	Shares	Certificate Numbers	Shares
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234
XXXX12345678	12345678901234	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held By Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

This Election Form/Letter of Transmittal is being delivered in connection with the Agreement and Plan of Merger, dated as of July 11, 2014 (the "Merger Agreement"), among Aecom Technology Corporation ("AECOM"), ACM Mountain I, LLC ("Merger Sub"), ACM Mountain II, LLC ("Merger Sub II") and URS Corporation ("URS"). Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, Merger Sub will be merged with and into URS, with URS surviving the merger as a wholly owned subsidiary of AECOM. At the effective time of the second merger, which will be immediately following the merger, and as part of a single integrated transaction with the merger, URS will be merged with and into Merger Sub I, with Merger Sub I surviving the second merger as a limited liability company and a wholly owned subsidiary of AECOM. Please refer to the enclosed "Instruction Booklet" for information and instructions about this form. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form/Letter of Transmittal. In particular, the Merger Agreement requires that the total merger consideration paid to holders of URS common stock (other than holders of Election Award Shares) include $2,257,950,321 in cash plus cash paid in lieu of fractional shares. AECOM, therefore, cannot ensure that all URS stockholders will receive their election preferences and, accordingly, a URS stockholder may receive stock consideration or cash consideration in amounts that are different from what such stockholder elects to receive. Because the value of the merger consideration will be based on the average closing price of AECOM common stock for the five trading days immediately preceding the date on which the merger occurs, which will be after the URS special meeting at which URS stockholders will vote to approve the merger, it will not be possible for you to know the exact value of the merger consideration that you will receive at the time you vote on the merger proposal at the special meeting. Adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Annex A to the joint proxy statement/prospectus dated [Date] (the "Proxy Statement"). The undersigned acknowledges receipt of the joint proxy statement/prospectus.

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01W45D

. ELECTION CHOICES I hereby elect to receive the following as consideration for my shares of URS common stock held in this account: STOCK ELECTION Mark this box to elect to exchange shares of URS common stock for shares of AECOM common stock, subject to possible proration, plus cash in lieu of any fractional shares, with respect to ALL of your URS shares. Mark this box to elect to exchange shares of URS common stock for shares of AECOM common stock, subject to possible proration, plus cash in lieu of any fractional shares, with respect to the following number of your URS shares. Please fill in the number of shares for which you would like to make a stock election. CASH ELECTION Mark this box to elect to exchange shares of URS common stock for cash, subject to possible proration, with respect to ALL of your URS shares Mark this box to elect to exchange shares of URS common stock for cash, subject to possible proration, with respect to the following number of your URS shares. Please fill in the number of shares for which you would like to make a cash election. NO ELECTION Mark this box to make no election with respect to ALL of your URS shares. IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE OPTION, YOUR SHARES WILL BE DESIGNATED NON-ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO THE PRORATION AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT. These elections will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed and (ii) a proration adjustment if cash consideration is undersubscribed. No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the shares of URS common stock being exchanged. You are encouraged to obtain current market quotations for AECOM common stock when making your election. To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent at one of the addresses listed in the Election and Transmittal Information Booklet, together with your stock certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, by the Election Deadline. Do not send your election materials to URS, AECOM or the Information Agent. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent + + 3 E L C Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 5, 6, 7 and 8. By signing below, I represent and warrant as follows: (1) I have full power and authority to surrender the URS shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my URS shares. (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form and Letter of Transmittal, duly completed and manually signed, together with any stock certificate(s) representing URS shares and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the URS shares will be determined by the Exchange Agent. (3) I understand that, pending the completion of the second merger, I may not and shall not sell or otherwise transfer the URS shares subject to this Election Form unless the Merger Agreement is terminated or I properly revoke this election prior to the Election Deadline. (4) I acknowledge that, until I properly surrender the certificate(s) representing the URS shares to which this Election Form and Letter of Transmittal relates or properly transfer such URS shares in book-entry form, I will not receive any consideration issuable or payable in connection with the second merger. Delivery of such certificate(s) will be effected, and risk of loss and title to such certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses listed in the Election and Transmittal Information Booklet. (5) I understand that my election will be subject to proration based on (i) a proration adjustment if cash consideration is oversubscribed and (ii) a proration adjustment if cash is undersubscribed. Sign and provide your tax ID number on the IRS Form W-9 provided herein (or the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov). See Instruction 9. Area Code/Phone Number Signature of owner Signature of co-owner, if any SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 6. Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution. Authorized Signature Name of Firm Address of Firm – Please Print 1 2 3 4 5 6 7 8 9 0 1 2 3 4 C O Y C C L S

. SPECIAL TRANSFER INSTRUCTIONS To be completed ONLY if the shares and/or cash in lieu of fractional shares are to be registered in the name of someone other than the undersigned. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. Name: (PLEASE TYPE OR PRINT) Address: (INCLUDE ZIP CODE) (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9 INCLUDED HEREIN) SPECIAL DELIVERY INSTRUCTIONS To be completed ONLY if the shares and/or cash in lieu of for fractional shares are to be mailed or sent to someone other than the undersigned or to the undersigned at an address other than that designated above. Name: (PLEASE TYPE OR PRINT) Address: (INCLUDE ZIP CODE) (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) NNNNNNNNN NNNNNNNNNNNN